UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) — October 26, 2009 (October 20, 2009)

MDC PARTNERS INC.

(Exact name of registrant as specified in its charter)

Canada (Jurisdiction of Incorporation)	001-13718 (Commission File Number)	98-0364441 (IRS Employer Identification No.)

45 Hazelton Ave., Toronto, Ontario, Canada M5R 2E3
(Address of principal executive offices and zip code)

(416) 960-9000
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

⃞	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

⃞	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Purchase Agreement

On October 20, 2009, MDC Partners Inc. (“MDC”) and its wholly-owned subsidiaries, as guarantors (the “Guarantors”), entered into a Purchase Agreement (the “Purchase Agreement”) with certain initial purchasers named in Schedule 1 therein (the “Initial Purchasers”), relating to the issuance and sale by MDC of $225 million aggregate principal amount of its 11% Senior Notes due 2016 (the “Notes”), jointly, severally and unconditionally guaranteed on a senior unsecured basis by the Guarantors.  The Notes were sold in a private placement in reliance on exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”).

The Company used net proceeds of this offering to repay the outstanding balance under and terminate its prior senior secured credit facility, and the Company will redeem its outstanding 8% C$45 million convertible debentures due June 2010.

The Purchase Agreement includes customary representations, warranties and covenants by MDC.  Under the terms of the Purchase Agreement, MDC is required to indemnify the Initial Purchasers against certain liabilities.  Certain of the Initial Purchasers and their affiliates have, from time to time, performed various financial advisory and investment banking services for MDC and its affiliates, for which they received or will receive customary fees and expenses.

Indenture

On October 23, 2009, MDC entered into an indenture (the “Indenture”) among MDC, the Guarantors and The Bank of New York Mellon, as trustee, relating to issuance by MDC of the Notes.  The Notes bear interest at a rate of 11% per annum, accruing from October 23, 2009.  Interest is payable semiannually in arrears in cash on May 1 and November 1 of each year, beginning on May 1, 2010.  The Notes will mature on November 1, 2016, unless earlier redeemed or repurchased.

The Notes are guaranteed on a senior unsecured basis by all of MDC’s existing and future wholly-owned subsidiaries.  The Notes are unsecured and unsubordinated obligations of MDC and rank (i) equally in right of payment with all of MDC’s or any Guarantor’s existing and future senior indebtedness, (ii) senior in right of payment to MDC’s or any Guarantor’s existing and future subordinated indebtedness, (iii) effectively subordinated to all of MDC’s or any Guarantor’s existing and future secured indebtedness to the extent of the collateral securing such indebtedness and (iv) structurally subordinated to all existing and future liabilities of MDC’s subsidiaries that are not Guarantors.

MDC may, at its option, redeem the Notes in whole at any time or in part from time to time, on and after November 1, 2013 at a redemption price of 105.500% of the principal amount thereof if redeemed during the twelve-month period beginning on November 1, 2013, at a redemption price of 102.750% of the principal amount thereof if redeemed during the twelve-month period beginning on November 1, 2014 and at a redemption price of 100% of the principal amount thereof if redeemed during the twelve-month period beginning on November 1, 2015.

Prior to November 1, 2013, MDC may, at its option, redeem some or all of the Notes at a price equal to 100% of the principal amount of the Notes plus a “make whole” premium and accrued and unpaid interest.  MDC may also redeem, at its option, prior to November 1, 2012, up to 35% of the Notes with the proceeds from one or more equity offerings at a redemption price of 111% of the principal amount thereof.

If MDC experiences certain kinds of changes of control (as defined in the Indenture), holders of the Notes may require MDC to repurchase any Notes held by them at a price equal to 101% of the principal amount of the Notes plus accrued and unpaid interest.  In addition, if MDC sells assets under certain circumstances, it must offer to repurchase the Notes at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest.

The Indenture includes covenants that, among other things, restrict MDC’s ability and the ability of its restricted subsidiaries (as defined in the Indenture) to incur or guarantee additional indebtedness; pay dividends on or redeem or repurchase the capital stock of MDC; make certain types of investments; impose limitations on dividends or other amounts from MDC’s restricted subsidiaries; incur certain liens; sell or otherwise dispose of certain assets; enter into transactions with affiliates; enter into sale and leaseback transactions; and consolidate or merge with or into, or sell substantially all of MDC’s assets to, another person.  These covenants are subject to a number of important limitations and exceptions.  The Notes are also subject to customary events of default, including cross-payment default and cross-acceleration provision.

Registration Rights Agreement

On October 23, 2009, MDC entered into an Exchange and Registration Rights Agreement (the “Registration Rights Agreement”) among MDC, the Guarantors and the Initial Purchasers pursuant to which MDC agreed, to the extent the Notes do not become freely transferable without restriction under the Securities Act, as of the fifth business day following the one year anniversary of their issuance (“Registrable Securities”) to (i) use commercially reasonable efforts to file with the Securities and Exchange Commission a registration statement relating to an offer to exchange any and all of such Notes for a like aggregate principal amount of debt securities and guarantees substantially identical to the Notes that are registered under the Securities Act or (ii) in certain circumstances, register the resale of the Notes.

If MDC fails to comply with certain of its obligations under the Registration Rights Agreement (each, a “Registration Default”), then, as liquidated damages for such Registration Default, special interest, in addition to the base interest rate of the Notes, shall accrue on all Registrable Securities then outstanding at a per annum rate of 0.25% for the first 90 days following such Registration Default, at a per annum rate of 0.50% for the second 90 days following such Registration Default, at a per annum rate of 0.75% for the third 90 days following such Registration Default and at a per annum rate of 1.0% thereafter for the remaining period of such Registration Default.  Other than the Company’s obligation to pay special interest, it will not have any liability for damages with respect to a Registration Default on any Registrable Securities.

Credit Agreement

On October 23, 2009, MDC, Maxxcom Inc. (a subsidiary of MDC) and each of their subsidiaries party thereto entered into a new $75 million senior secured revolving credit facility (the “Credit Agreement”) with Wells Fargo Foothill, LLC, as agent, and the lenders from time to time party thereto.  The Credit Agreement, together with proceeds from the Notes issuance, replaced MDC’s existing $185 million senior secured financing agreement with Fortress Credit Corp., as collateral agent, Wells Fargo Foothill, Inc., as administrative agent, and a syndicate of lenders (the “Fortress Facility”).  Capitalized terms used in this section and not otherwise defined have the meanings set forth in the Credit Agreement, filed as Exhibit 10.2 hereto.

Advances under the Credit Agreement bear interest as follows: (a)(i) LIBOR Rate Loans bear interest at the LIBOR Rate and (ii) Base Rate Loans bear interest at the Base Rate, plus (b) an applicable margin.  The initial applicable margin for borrowing is 3.00% in the case of Base Rate Loans and 3.25% in the case of LIBOR Rate Loans.  The applicable margin may be reduced subject to MDC achieving certain trailing twelve month earnings level (as defined).  In addition to paying interest on outstanding principal under the Credit Agreement, MDC is required to pay an unused revolver fee to lenders under the Credit Agreement in respect of unused commitments thereunder.

The Credit Agreement is guaranteed by all of MDC’s present and future subsidiaries, other than immaterial subsidiaries.   The Credit Agreement includes covenants that, among other things, restrict MDC’s ability and the ability of its subsidiaries to incur or guarantee additional indebtedness; pay dividends on or redeem or repurchase the capital stock of MDC; make certain types of investments; impose limitations on dividends or other amounts from MDC’s subsidiaries; incur certain liens, sell or otherwise dispose of certain assets; enter into transactions with affiliates; enter into sale and leaseback transactions; and consolidate or merge with or into, or sell substantially all of MDC’s assets to, another person.  These covenants are subject to a number of important limitations and exceptions.  The Credit Agreement also contains financial covenants, including a senior leverage ratio, a fixed charge coverage ratio and a minimum earnings level (as defined).  The Credit Agreement is also subject to customary events of default.

The foregoing descriptions of the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, which are filed hereto as Exhibits 1.1, 4.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement

On October 23, 2009, in connection with the issuance of the Notes, MDC repaid in full all outstanding loans, together with interest and all other amounts due under the Fortress Facility, and terminated the Fortress Facility.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.03. Material Modification to Rights of Security Holders

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Each of the Indenture and the Credit Agreement contains a covenant that, among other things, restricts the Company’s ability to pay dividends or distributions or redeem or repurchase capital stock.

Item 8.01. Other Events

Senior Notes Offering

On October 20, 2009, MDC issued a press release announcing the pricing of its offering, in a private placement, of the Notes.  A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On October 23, 2009, MDC issued a press release announcing the completion of its offering, in a private placement, of the Notes and its entry into a new $75 million revolving credit facility.  A copy of the Company’s press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

1.1	Purchase Agreement, dated as of October 20, 2009, among the Company, the Note Guarantors and Goldman, Sachs & Co., as representative of the initial purchasers named in Schedule 1 therein.

4.1	Indenture, dated as of October 23, 2009, among the Company, the Note Guarantors and The Bank of New York Mellon, as trustee, including the form of 11% Senior Notes due 2016.

10.1
Exchange and Registration Rights Agreement, dated as of October 23, 2009, among the Company, the Note Guarantors and Goldman, Sachs & Co., as representative of the initial purchasers named in Schedule 1 therein.

10.2
Credit Agreement, dated as of October 23, 2009, among the Company, Maxxcom Inc., a Delaware corporation, each of their subsidiaries party thereto, Wells Fargo Foothill, LLC, as agent, and the lenders from time to time party thereto.

99.1	Text of press release issued by the Company on October 20, 2009, regarding the pricing of the Notes.

99.2	Text of press release issued by the Company on October 23, 2009, regarding the completion of the offering of Notes and the entering into of a new $75 million revolving credit facility.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: October 26, 2009	MDC Partners Inc.

	By:	/s/ Mitchell Gendel Mitchell Gendel, General Counsel & Corporate Secretary